Exhibit 10.20

                          STRIKEFORCE TECHNOLOGIES INC

                  NON-COMPETITION AND NON-DISCLOSURE AGREEMENT


     THIS NON-COMPETITION AND NON-DISCLOSURE AGREEMENT (this "Agreement") is made as of the 10th day of August, 2004, by and between STRIKE FORCE TECHNICAL SERVICES CORPORATION d/b/a STRIKEFORCE TECHNOLOGIES INC., a New Jersey corporation having offices at 1090 King George's Post Road, Suite 108, Edison, New Jersey 08837 (the "Employer") and (employee name), an individual resident of [New Jersey] (the "Employee").

     WHEREAS, Employee [has accepted an offer of employment with] [is currently employed by] and the Employer desires the Employee's [continued] employment with the Employer, provided that the Employee agrees not to compete with Employer in the Business (as defined below) and agrees to maintain the confidentiality of the Employer's Confidential Information (as defined below);

     WHEREAS, Employee wishes to accept such [continued] employment, upon the terms and conditions hereinafter set forth.

     NOW  THEREFORE,   in  further   consideration  of  the  mutual   covenants,
agreements, representations and warranties contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   Article 1
                                   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this ARTICLE 1:

     Section 1.1. "Business" shall mean the current and planned activities of Employer as they exist on the date of this Agreement and will exist during the term of the employment of Employee.

     Section 1.2. "directly or indirectly" means to act personally or through an associate, affiliate, family member or otherwise, as proprietor, partner, shareholder, director, officer, employee, agent, consultant or in any other capacity or manner whatsoever.

     Section 1.3.  "Employee  Invention" means any idea,  invention,  technique,
modification,   process,  or  improvement   (whether  patentable  or  not),  any
industrial design (whether registerable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by Employee, either solely or in conjunction with others, during the term of the employment of Employee, or a period that includes a portion of

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the term of the employment of Employee, that relates in any way to, or is useful in any manner in, the Business then being conducted or proposed to be conducted by Employer, and any such item created by Employee, either solely or in conjunction with others, following termination of Employee's employment with Employer, that is based upon or uses Confidential Information.

     Section 1.4. "Person" shall mean any individual, firm, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

                                   Article 2
                       CONTINUED AT-WILL EMPLOYMENT STATUS

     Employee hereby acknowledges that his or her employment status shall [continue to] be unchanged and nothing contained hereunder is intended to modify or alter that status. This Agreement shall not confer upon Employee any right with respect to continuance of employment by Employer, interfere in any way with the right of Employer to terminate Employee's employment at any time, or change Employer's policy of employment. Employee hereby agrees to continue to devote his or her full and exclusive attention on a full time basis to the business of Employer, to faithfully perform the duties assigned to him or her by Employer, and to conduct himself or herself in such a way as shall best serve the interests of Employer.

                                   Article 3
                      NON-COMPETITION, CONFIDENTIALITY AND
                            ASSIGNMENT OF INVENTIONS

     Section 3.1. Prohibition Against Competitive Activities. Employee hereby agrees that during the term of his or her employment and for a period of one (1) year thereafter (the "Covenant Term"), he or she will not work for any Person which competes with Employer in the Business nor himself or herself engage during such Covenant Term, directly or indirectly, as principal, agent, partner, shareholder, consultant, or employee, in any such business for any Person in competition with Employer.

     Section 3.2. Non-Solicitation of Employees. Employee agrees that during the Covenant Term, he or she will not directly or indirectly solicit, cause any other Person to solicit or assist any other person in soliciting, the employment of any Person who is, at the time of such solicitation, or who was within one year of such solicitation, an officer or employee of the Employer.

     Section 3.3. Non-Solicitation of Customers. Employee agrees that during the Covenant Term, he or she will not directly or indirectly solicit, interfere, influence, hinder, hamper or impede, or cause any other Person to solicit, interfere, influence, hinder, hamper or impede existing or potential business relationships between Employer and any Person who is a customer or client of Employer.

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     Section 3.4. Confidential Information.  Employee agrees at all times during the term of employment, and thereafter, to hold in strictest confidence, and not to use, except for the benefit of Employer, or to disclose to any Person, the Confidential Information of Employer. Employee understands that "Confidential Information" means any proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of Employer with whom Employee becomes acquainted during the term of his or her employment), software, designs, drawings, hardware and software configuration information, marketing, financial or other business information disclosed to Employee by Employer either directly or indirectly in writing or orally. Confidential Information may also include proprietary information, trade secrets or know-how received in confidence from third parties. Employee further agrees that all memoranda, notes, records, reports, letters, and other documents made, compiled, received, held, or used by Employee while employed by Employer concerning any phase of the business of Employer shall be Employer's property and shall be delivered by Employee to Employer on the termination of his or her employment with Employer, or at any earlier time on the request of Employer. Provided, however, that nothing in this ARTICLE 3 shall apply to information which Employee did not acquire from Employer; information available in the public domain; and information required to be disclosed based on the order of any court of competent jurisdiction.

     Section 3.5. Assignment of Employee Inventions. Employee hereby agrees that each Employee Invention (relating to employer business) will belong exclusively to Employer. Employee acknowledges that all of Employee's writing, works of authorship, specially commissioned works, and other Employee Inventions are works made for hire and the property of Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, Employee hereby assigns to Employer all of Employee's right, title and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Employee Inventions. Employee covenants that he or she will promptly:

        3.5.1. disclose to Employer in writing any Employee Invention;

        3.5.2. assign to Employer or to a party designated by Employer, at Employer's request and without additional compensation, all of Employee's right to the Employee Invention for the United States and all foreign jurisdictions;

        3.5.3. execute and deliver to Employer such applications, assignments, and other documents as Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

        3.5.4. sign all other papers necessary to carry out the above obligations; and

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        3.5.5.  give  testimony  and render  any other  assistance  but  without expense to Employee in support of Employer's rights to any Employee Invention.

     Section 3.6. Enforceability. Employer and Employee agree that any breach of the covenants and agreements contained in this ARTICLE 3 will result in irreparable injury to Employer for which money damages could not adequately compensate Employer. Accordingly, Employee agrees that in the event of a breach of the terms of this ARTICLE 3, in addition to and not in lieu of any other remedies which Employer may pursue, Employer shall have the right to equitable relief, including issuance of a temporary or permanent injunction by any court of competent jurisdiction against the commission or continuance of any breach of this ARTICLE 3. If Employee is determined by a final judgment of any court of competent jurisdiction to have breached any of the covenants or agreements contained herein, then the term of such covenant or agreement shall be extended for a period of time equal to the period of such breach. In the event of any breach of the covenants and agreements contained in this ARTICLE 3, Employee shall indemnify and hold Employer harmless against any and all claims arising from such breach.

     Section 3.7. Limitation of Scope. If a court of competent jurisdiction determines that the temporal or geographical limitations of any of the restrictive covenants contained in this ARTICLE 3 are not reasonably necessary to protect the legitimate business interests of Employer, then such limitations will be deemed to become and thereafter will be the maximum duration and area that such court deems reasonable and enforceable. The parties hereto agree that the foregoing provision is neither intended to, nor does it, constitute or suggest an admission or belief that the restrictive covenants contained herein are unreasonable. Further, the parties hereto acknowledge and agree that temporal and geographical limitations of the restrictive covenants contained herein are in every respect fair and reasonable.

                                   Article 4
                                  MISCELLANEOUS

     Section 4.1. Waivers and Amendments. Neither this Agreement nor any term or condition hereof, including without limitation, the terms and conditions of this
Section 4.1, may be waived or modified in whole or in part as against Employer or Employee, as the case may be, except by written instrument signed by Employer and Employee, expressly stating that it is intended to operate as a waiver or modification of this Agreement, and any such written waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

     Section 4.2. Notices. All notices and other communications hereunder shall be (i) in writing; (ii) delivered by telecopy, by commercial overnight or same-day delivery service with all delivery costs paid by sender, or by registered or certified mail with postage prepaid, return receipt requested; and
(iii) addressed to the parties at their addresses specified in this Agreement or at such other address for a party as shall be specified by like notice to the other party.

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     Section 4.3.  Severability.  If any term or provision of this  Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be effected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     Section 4.4. No Assignment; Binding Effect. This Agreement shall be binding upon and inure to the benefit of Employer, its successors or assigns. Except as to the obligation of Employee to render personal services which shall be non-assignable, this Agreement shall be binding upon and inure to the heirs, executors, administrators and assigns of Employee.

     Section 4.5. Governing Law and Choice of Forum. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey and shall be enforced in the state or federal courts sitting in New Jersey.

     Section 4.6. Construction. The parties acknowledge and agree that they each have had the opportunity to be represented by independent counsel. Accordingly, and without limiting the scope or significance of the above statement, it is the intention and agreement of the parties that the language, terms and conditions of this Agreement are not to be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement.

     Section 4.7. Attorney's Fees. In the event that either party shall seek to enforce this Agreement, the non-prevailing party in such enforcement action shall be responsible for and reimburse the prevailing party for the prevailing party's costs incurred in such action, including, without limitation, attorneys' fees.

     Section 4.8. Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements and understanding, oral or written, between the parties hereto with respect to the subject matter hereof. No representations, warranties, or undertakings, or promises, whether oral, implied, or otherwise, shall be binding on either party hereto and no modifications hereof shall be binding on either or both of the parties hereto unless the same are pursuant to and set forth in a written agreement executed by both parties hereto. All amendments, supplements, or riders hereto, if any, shall be in writing and executed by both parties.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:                                          EMPLOYER:
                                                 Strike Force Technical Services
                                                 Corporation d/b/a
                                                 StrikeForce Technologies Inc.



By: ______________________________
    [Name]
    ______________________________
    [Title]



EMPLOYEE:
         ______________________________





WITNESS:
        ______________________________



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